Exhibit 99.1

NEWS RELEASE

For release January 31, 2005

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS

EARNINGS OF $0.29 PER SHARE FOR FOURTH QUARTER OF 2004 AND

ANNOUNCES ADDITIONS TO SENIOR MANAGEMENT TEAM

SANTA MONICA, California – (January 31, 2005) – For the fourth quarter ended December 31, 2004 and based on a weighted average of 46,434,313 fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) today announced unaudited net income of $13.7 million, or $0.29 net income per share available to common stockholders.

Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman of the Board, President and Chief Executive Officer, stated, “We are pleased with the increase in this past quarter’s earnings relative to the third quarter of 2004. Net interest income, the difference between interest income and interest expense and prior to the amortization of premium, was unchanged on a per share basis. The principal improvement during the quarter was a $0.03 per share decline in the amortization of premium expense.

“Our wholly-owned whole loan acquisition and securitization subsidiary, Belvedere Trust Mortgage Corporation (“Belvedere”), continued to build its loan portfolio and finance these acquisitions through our BellaVista securitizations. We are also very pleased that these asset-backed securities, of which approximately 94% are rated AAA, have been acquired by an increasing number of important institutional investors. I believe that Belvedere is approaching an important critical mass size where it can be a steady and attractive provider of income to Anworth shareholders.”

During the fourth quarter of 2004, Anworth’s average equity investment in Belvedere was $77 million and the investment at quarter end was $96 million. At quarter end, Belvedere’s residential mortgage loans held for securitization were $578 million and securitized mortgage loans were $2.05 billion. Belvedere earned $2.1 million during the fourth quarter, which represents approximately 11% annual return on average equity. At December 31, 2004, the average FICO score of our loan portfolio was 724 and the average LTV was 73%.

Agency mortgage-backed securities held at December 31, 2004 were approximately $4.6 billion and were allocated as follows: 31% agency ARMs, 64% agency hybrid ARMs, 4% agency fixed-rate mortgage-backed securities and less than 1% agency floating-rate CMOs.

At December 31, 2004, the weighted average coupon of the agency mortgage-backed securities was 4.24% and the quarter end unamortized premium was $111 million, or 2.4% of the par value, which is a decline from prior quarters. During the quarter, the expense of amortizing the agency securities premium (based on prepayments and scheduled payments) was $10.4 million, or 9% of the unamortized agency securities premium. During the quarter ended December 31, 2004, the constant prepayment rate (“CPR”) of the agency mortgage-backed securities was 29% and the CPR of the adjustable-rate agency mortgage-backed securities was 32%. For the agency ARM and hybrid assets, the weighted average term to the next interest rate reset date was 23 months. During the quarter ended December 31, 2004, the CPR of the mortgage-related assets held by Belvedere was 17% and the weighted average coupon on its mortgage-related assets was 4.28%. The average cost of Belvedere’s mortgage-related assets was 101.7%.

Relative to the Company’s agency MBS portfolio at quarter end, the outstanding repurchase agreement balance was $4.17 billion with an average interest rate of 2.25% and an average maturity of 184 days. After adjusting for collateralized interest rate swap transactions, the average interest rate was 2.31% with an average maturity of 304 days. For the quarter ended December 31, 2004, the yield on average agency earning assets after amortization of premium was 3.23%, while the average cost of funds was 2.17%, resulting in an interest rate spread of 1.06%.

Total stockholders’ equity at December 31, 2004 was $507 million, consisting of preferred stockholders’ equity of approximately $27 million and common stockholders’ equity of approximately $480 million. The common stockholders’ equity resulted in a book value per share of $10.32 based on 46.5 million shares of common stock outstanding at December 31, 2004.

Average common stockholders’ equity for the quarter was $488 million. The return on average common stockholders’ equity for the quarter was 10.9% on an annualized basis.

The Company also announced the January 28, 2005 funding and closing of BellaVista Trust 2005-1, which consists of approximately $900 million of adjustable-rate mortgage loans.

Mr. McAdams also announced recent additions to the Company’s senior management team: Charles Siegel has joined Anworth Mortgage as Senior Vice President—Finance. Mr. Siegel’s prior experience includes serving as Chief Financial Officer at a financial institution and other mortgage-related organizations. Also, Megan Davidson has joined as Director of Business Development of Belvedere Trust Mortgage Corporation. Ms. Davidson brings over 20 years of residential lending experience in secondary marketing, loan operations and loan production and served as Senior Vice President, Secondary Marketing Manager at Washington Mutual.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS
Agency mortgage-backed securities:
Agency mortgage-backed securities pledged to counterparties at fair value	$4,362,779	$3,954,019
Agency mortgage-backed securities at fair value	225,762	291,834

	$4,588,541	$4,245,853
Other mortgage-backed securities at fair value	63,470	—
Residential real estate loans	2,628,334	—
Allowance for loan losses	(591)	—
Cash and cash equivalents	3,042	196
Restricted cash	1,250	—
Interest and dividends receivable	28,141	17,007
Derivative instruments at fair value	4,121	—
Prepaid expenses and other	484	218

	$7,316,792	$4,263,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$23,244	$14,684
Repurchase agreements (Anworth Mortgage)	4,172,930	3,775,691
Repurchase agreements (Belvedere Trust)	544,506	—
Whole loan financing facilities	556,233	—
Mortgage-backed securities issued	1,494,851	—
Dividends payable	12,924	14,093
Accrued expenses and other	4,837	1,409

	$6,809,525	$3,805,877

Minority interest	163	—
Stockholders’ Equity:
Series A preferred stock, par value $.01 per share, liquidation preference $25.00 per share; authorized 20,000 shares; 1,101 shares issued and outstanding	11	—
Common stock, par value $.01 per share; authorized 100,000 shares; 46,497 and 42,707 issued and outstanding	465	427
Additional paid-in capital	560,745	488,909
Accumulated other comprehensive (loss) income consisting of unrealized (losses) gains	(42,598)	(21,933)
Retained earnings (deficit)	(10,923)	(9,331)
Unearned restricted stock	(596)	(675)

	507,104	457,397

	$7,316,792	$4,263,274

ANWORTH MORTGAGE ASSET CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(unaudited)

	For the Quarter Ended December 31, 2004	For the Quarter Ended December 31, 2003	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003
Interest income net of amortization of premium and discount	$52,506	$29,606	$163,023	$100,077
Interest expense	(36,088)	(13,001)	(97,949)	(45,661)

Net interest income	16,418	16,605	65,074	54,416
Gain on sale of securities	70	—	330	3,497
Net gain (loss) on derivative instruments	(1)	—	269	—
Other income	112	—	112	—
Expenses:
Compensation and benefits	(730)	(381)	(2,262)	(1,476)
Incentive Compensation	(609)	(871)	(2,712)	(3,899)
Provision for loan losses	(356)	—	(591)	—
Other expense	(1,148)	(919)	(3,981)	(2,343)

Total Expenses	$(2,843)	$(2,171)	$(9,546)	$(7,718)

Income from operations before income taxes and minority interest	13,756	14,434	56,239	50,195
Income taxes	79	—	—	—
Minority interest in net income of a subsidiary	(119)	—	(294)	—

Net Income	$13,716	$14,434	$55,945	$50,195

Less dividend on preferred stock	$369	$—	$—	$—
Net income available to common shareholders	$13,347	$14,434	$55,945	$50,195

Basic earnings per share available to common shareholders	$0.29	$0.36	$1.24	$1.52

Average number of shares outstanding	46,383	40,492	45,244	32,927

Diluted earnings per share available to common shareholders	$0.29	$0.36	$1.23	$1.52

Average number of diluted shares outstanding	46,434	40,660	45,329	33,112

Dividends declared per share	$0.27	$0.33	$1.25	$1.56